CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated August 25, 2017, with respect to the audit of the balance sheet of The Crypto Company (the “Company”) as of June 7, 2017, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from March 9, 2017 (inception) through June 7, 2017, which report appears in the Form 8-K/A Amendment No. 1 of Croe, Inc. dated August 25, 2017.

/s/HALL and COMPANY

Irvine, California

August 25, 2017